EXHIBIT 5.1





                        [Letterhead of William F. Sorin]



                                                              October 6, 2000



Ladies and Gentlemen:

                  I have acted as counsel to Comverse Technology, Inc., a New York corporation (the "Company"), in connection with the registration, pursuant to a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), of an aggregate of 10,505 shares of Common Stock of the Company, par value $0.10 per share ("Common Stock"), issuable upon the exercise of options ("Options") which have been granted under the Stock Option Plan of Gaya Software Industries Ltd. (the "Plan").

                  I have examined originals, or copies certified to my satisfaction, of the Certificate of Incorporation and By-Laws of the Company, the minutes and other records of the proceedings of the Board of Directors and of the Stockholders of the Company, the Plan and such other documents, corporate and public records, agreements and certificates of officers of the Company and of public and other officials, and I have considered such questions of law, as I have deemed necessary as a basis for the opinions hereinafter expressed. In such examination I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as certified or photostatic copies.

                  Based on and subject to the foregoing, I hereby advise you that, in my opinion, the issuance of shares of Common Stock, upon exercise of the Options in accordance with the provisions and subject to the conditions set forth in the Plan and in the agreements executed thereunder governing the issuance and exercise of the Options, has been duly authorized and, when the consideration for such shares has been received by the Company and such shares have been issued in accordance with and subject to such terms and conditions, such shares of Common Stock will be legally issued, fully paid and nonassessable.

                  I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.

                                          Very truly yours,

                                          /s/ William F. Sorin

                                          William F. Sorin